UNITED STATES SECURITIES AND

EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 22, 2005

COUNTERPATH SOLUTIONS, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

000-50346

(Commission File Number)

20-0004161

(IRS Employer Identification No.)

8th Floor, 100 West Pender Street, Vancouver, British Columbia Canada V6B 1R8

(Address of principal executive offices and Zip Code)

604.320.3344

Registrant's telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

As used in this current report, the terms "we", "us" and "our" refer to CounterPath Solutions, Inc.

On November 22, 2005, our company entered into a subscription agreement with KMB Trac Two Holdings Ltd. Pursuant to the terms of the subscription agreement, our company issued (i) a 5% convertible note due November 21, 2007, in the aggregate amount of $2.0 million, and (ii) warrants to purchase an aggregate of 2,500,000 additional shares of our common stock at an exercise price of $0.80 per share.

The convertible note entitles the investor to convert all or any part of the principal outstanding under the convertible note into shares of our common stock at $0.40 per share, subject to adjustment according to the terms of the convertible note. The interest on the convertible note is charged at a rate of 5% per annum computed on the basis of the actual number of days elapsed.

The warrants entitle the investor to purchase up to 2,500,000 shares of our common stock at an exercise price of $0.80 per share for a period of two years commencing on the date of the issuance of the warrants.

Item 3.02 Unregistered Sales of Equity Securities.

On November 21, 2005, our company issued a 5% convertible note to one accredited investor for total proceeds of $2,000,000. The convertible note is convertible, at the option of the investor, into an aggregate of 5,000,000 shares of our common stock at $0.40 per share. In addition, we issued warrants for the purchase of up to 2,500,000 additional shares of our common stock at an exercise price of $0.80 per share, exercisable until November 21, 2007. We issued the securities to the investor who is an accredited investor (as that term is defined in Regulation D under the Securities Act of 1933) relying on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933.

Item 8.01 Other Events.

Pursuant to Rule 135c of the Securities Act of 1933, a news release with respect to the private placement described in Item 1.01 hereof is attached to this current report on Form 8-K as exhibit 99.4.

Item 9.01. Financial Statements and Exhibits.

A copy of the following documents are included as exhibits to this current report on Form 8-K pursuant to Item 601 of Regulation SB:

99.1	Subscription Agreement dated November 22, 2005, between our company and KMB Trac Two Holdings Ltd.
99.2	Convertible Note dated November 21, 2005
99.3	Warrant Certificate dated November 21, 2005
99.4	News Release dated November 23, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COUNTERPATH SOLUTIONS, INC.

/s/ Mark E. Bruk

By:	Mark E. Bruk

Title: President, Chief Executive Officer

Date: November 23, 2005